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                                                                    EXHIBIT 99.1





Contact: W. Douglas Benn
         Chief Financial Officer
         (770) 399-9595


         RARE HOSPITALITY INTERNATIONAL ANNOUNCES
         AUTHORIZATION FOR COMMON STOCK BUYBACK


ATLANTA (September 17, 2001) - RARE Hospitality International, Inc. (Nasdaq NM:
RARE) today announced that its Board of Directors has authorized the use of up to $15.0 million to repurchase the Company's common stock. Subject to availability, the transactions may be made from time to time in the open market or directly from shareholders at prevailing market prices that the Company deems appropriate. The stock buyback program will be in effect until midnight September 29, 2002.

         RARE Hospitality International, Inc. currently owns, operates and franchises 188 restaurants, including 152 LongHorn Steakhouses located primarily in the southeastern and midwestern United States, 19 Bugaboo Creek restaurants located primarily in the northeastern United States and 15 The Capital Grille restaurants located across the country.

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